Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER NET INCOME OF $51.8 MILLION
Continued record quarterly operating results

Rockland, Massachusetts (October 17, 2019) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2019 third quarter net income of $51.8 million, or $1.51 per diluted share, compared to net income of $30.6 million, or $0.89 per diluted share, reported in the second quarter of 2019. Excluding a gain on sale of residential loans in the third quarter of 2019 and merger and acquisition expenses incurred in both quarters, operating net income was $51.7 million, or $1.50 per diluted share, during the third quarter of 2019 compared to $48.8 million, or $1.42 per diluted share, during the prior quarter.

“Rockland Trust’s third quarter performance was strong," said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Our underlying fundamentals remain strong, our integration of Blue Hills Bank has progressed as planned, and we are hard at work pursuing the opportunities presented by our market expansion. Our ongoing success is a testament to the hard work of my talented colleagues and their commitment to forge enduring relationships with each other and with the customers and communities that Rockland Trust serves.”

BALANCE SHEET

Total assets of $11.5 billion at September 30, 2019 decreased by $64.6 million, or 0.6%, from the prior quarter, and increased by $3.2 billion, or 37.8%, as compared to the year ago period, inclusive of the 2019 second quarter acquisition of Blue Hills Bancorp, Inc. ("BHB") and the 2018 fourth quarter acquisition of MNB Bancorp ("MNB").

Strong loan closing volumes in the third quarter were offset by continued elevated payoff activity, a portion of which is attributable to certain newly acquired BHB loan segments, resulting in a minor decrease of $37.3 million, or 0.4% in total loans, to $8.9 billion. Strong growth compared to the linked quarter in the commercial construction portfolio (23.4% annualized) and to a lesser degree the commercial and industrial portfolio, was outpaced by a net reduction in commercial real estate balances, triggered by accelerated exit events for borrowers. On the consumer side, mortgage origination volumes were very robust in the third quarter while the decrease in the residential real estate portfolio was largely attributable to a majority of the Company's production being sold. The home equity portfolio was stable as the low rate environment generated an increase in home equity and refinance demand to more attractive mortgage refinance opportunities. Inclusive of the acquisitions, total loans increased by $2.4 billion, or 36.6%, when compared to the year ago period.

Deposit balances of $9.3 billion at September 30, 2019 increased by $18.2 million, or 0.2%, compared to the second quarter of 2019. Increases in time deposits and demand deposits were offset by a decrease in money market balances. As with loans, overall deposit levels were impacted by runoff in the acquired BHB deposit base. The cost of deposits increased modestly by one basis point to 0.50% in the third quarter as compared to the prior quarter. Inclusive of the BHB and MNB acquisitions, total deposits increased by $2.3 billion, or 33.7%, when compared to the year ago period.

The securities portfolio decreased by $21.0 million, or 1.7%, compared to the prior quarter, mainly due to paydowns during the quarter, partially offset by purchases of $21.8 million.

Total borrowings decreased by $206.9 million, or 41.4%, compared to the prior quarter, primarily due to the full paydown of the Federal Home Loan Bank overnight borrowing position in effect at the end of the second quarter.

Stockholders' equity at September 30, 2019 rose to $1.7 billion, an increase of 2.8% as compared to June 30, 2019, driven by continued strong earnings retention, as well as an increase in other comprehensive income of $5.2 million. In addition, stockholders' equity increased by 68.5% when compared to the year ago period, due primarily to the stock issuance associated with the BHB and MNB acquisitions. Book value per share increased by $1.28, or 2.7%, during the third quarter as compared to the linked quarter. The Company's ratio of common equity to assets of 14.58% increased by 48 basis points from the prior quarter and by 266 basis points from the same period a year ago. The Company's tangible book value per share was $33.36, representing an increase from the prior quarter of $1.36, or 4.3%, and is now 21.0% higher than the year ago period inclusive of the two acquisitions discussed above. The Company's ratio of tangible common equity to tangible assets of 10.42% at September 30, 2019 is 50 basis points higher than the prior quarter and 109 basis points above the year ago period.

In consideration of the Company's strong current capital position, combined with the prevailing depression of industry stock valuations, Independent Bank Corp.'s Board of Directors approved a stock buyback plan on October 17, 2019 which authorizes repurchases of up to 1.5 million shares. The plan will be in effect through October 31, 2020.

NET INTEREST INCOME

Net interest income for the third quarter decreased 1.3% to $104.6 million compared to $106.0 million in the prior quarter, due to decreased average earning assets along with the impact of lower interest rates. The 2019 third quarter net interest margin of 4.03% reflects a reduction of 6 basis points from the prior quarter, driven primarily by lower asset yields linked to the July and September Federal Reserve rate cuts. The pressure on the margin was partly mitigated by elevated purchase accounting loan accretion of $3.9 million, driven primarily by the aforementioned increased levels of loan payoffs during the quarter.

NONINTEREST INCOME

Noninterest income of $31.8 million in the third quarter of 2019 was $3.2 million, or 11.1% higher than the prior quarter. Significant changes in noninterest income in the third quarter compared to the prior quarter included the following:

•	Deposit account and interchange and ATM fees increased by $562,000, or 5.2%, due primarily to increased debit card usage and annual debit card branding incentives.

•
Investment management income stayed relatively flat with the prior quarter, as strong new asset generation helped offset the absence of seasonal tax preparation that occurred in the second quarter. Assets under administration at September 30, 2019 rose by 7.3% over the prior quarter to $4.5 billion.

•
Mortgage banking income grew by $558,000, or 16.4%, as the enhanced post-BHB acquisition mortgage capabilities continue to capitalize on a strong refinance demand environment, combined with robust purchase volumes.

•	The Company received proceeds on life insurance policies during the third quarter, resulting in a gain of $434,000.

•	Loan level derivative income increased by $1.8 million, or 193.9%, as a result of increased customer demand in the quarter.

•
Other noninterest income decreased $236,000, or 4.7%. The decrease is primarily attributable to reduced unrealized gains on equity securities, as well as the prior quarter including gains associated with the sale of a small business credit card portfolio. Offsetting these factors was a $951,000 gain recognized in the third quarter on the sale of residential loans in conjunction with the Company's balance sheet deleverage strategy following the BHB acquisition.

NONINTEREST EXPENSE

Noninterest expense of $67.5 million in the third quarter of 2019 was $25.5 million, or 27.4% lower than the prior quarter. Significant changes in noninterest expense in the third quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense increased by $580,000, or 1.5%, due primarily to increases in base salaries, incentive programs, and pension costs, offset by decreases in payroll taxes and commissions.

•	Occupancy and equipment expense increased slightly by $131,000, or 1.6%, mainly due to increases in office equipment, software expenses, and depreciation.

•	Data processing expense decreased by $527,000, or 25.8%, as the prior quarter included increased costs associated with the BHB system conversion.

•
The Federal Deposit Insurance Corporation ("FDIC") assessment was zero in the third quarter, as the Company benefited from the small bank assessment credits allocated in conjunction with the Deposit Insurance Fund's attainment of a 1.38 percent reserve ratio. Approximately $2.0 million of additional credits are available to offset future assessments on a quarterly basis, conditional on the reserve ratio exceeding 1.38 percent.

•
Merger and acquisition costs were $705,000 for the third quarter compared to $24.7 million in the prior quarter and encompassed final BHB acquisition integration costs. The prior quarter expense was primarily attributable to the BHB acquisition severance and contract termination costs.

•
Other noninterest expense decreased by $914,000, or 5.0%, as the prior quarter included a $1.5 million loss on the sale of securities. In addition, the third quarter expenses reflected reductions in director fees and provision for unfunded commitments, offset by a third quarter write-down on other real estate owned, as well as increased debit card expense, charitable contributions and advertising expenses.

The Company generated a return on average assets and a return on average common equity of 1.78% and 12.33%, respectively, in the third quarter of 2019, as compared to 1.06% and 7.59%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and return on average equity of 1.77% and 12.29%, respectively, during the third quarter of 2019, as compared to 1.69% and 12.09%, respectively, for the prior quarter.

ASSET QUALITY

During the third quarter of 2019, the Company recorded total net recoveries of $982,000, due to a $1.0 million recovery from the settlement of a previous charge-off. As such, there was no provision for loan losses in the third quarter of 2019. Nonperforming loans increased slightly to $45.7 million at September 30, 2019 compared to prior quarter balances of $45.3 million, and remain at 0.51% of loans. Total nonperforming assets remained consistent at September 30, 2019 at $48.2 million when compared to the prior period and increased by 5.7% when compared to the year ago period, primarily due to the addition of an other real estate owned property. At September 30, 2019, delinquency as a percentage of loans was 0.26%, representing an increase of two basis points from the prior quarter.

The allowance for loan losses was $66.9 million at September 30, 2019, as compared to $66.0 million at June 30, 2019. The Company’s allowance for loan losses as a percentage of loans was 0.75% and 0.74% at September 30, 2019 and June 30, 2019, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer, Robert Cozzone, Chief Operating Officer, and Mark Ruggiero, Chief Financial Officer, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 18, 2019. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10134543 and will be available through November 1, 2019. Additionally, a webcast replay will be available until October 18, 2020.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2018 to The Boston Globe’s “Top Places to Work” list for the 10th consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through over 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, as well as in Worcester County and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. The Company is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	inability to raise capital on terms that are favorable;

•	additional regulatory oversight and additional costs associated with the Company's increase in assets to over $10 billion;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	changes in market interest rates for interest earning assets and/or interest bearing liabilities and changes related to the phase-out of LIBOR;

•	increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframes anticipated;

•	inability to retain customers and employees, including those acquired in the MNB and BHB acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, and other items, if applicable.  The Company’s management uses operating earnings and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles). The Company has included information on tangible book value per share and the tangible common equity ratio because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be noncore and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, operating return on average assets, operating return on average equity, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Mark J. Ruggiero
Chief Financial Officer and
Chief Accounting Officer
(781) 982-6281

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	September 30 2019	June 30 2019	September 30 2018	Sept 2019 vs.	Sept 2019 vs.
				Jun 2019	Sept 2018
Assets
Cash and due from banks	$153,000	$121,001	$102,540	26.45%	49.21%
Interest-earning deposits with banks	66,272	73,013	148,307	(9.23)%	(55.31)%
Securities
Trading	1,963	1,939	1,581	1.24%	24.16%
Equities	21,021	20,807	20,430	1.03%	2.89%
Available for sale	391,975	393,148	435,861	(0.30)%	(10.07)%
Held to maturity	777,270	797,359	553,705	(2.52)%	40.38%
Total securities	1,192,229	1,213,253	1,011,577	(1.73)%	17.86%
Loans held for sale	55,937	123,557	10,431	(54.73)%	436.26%
Loans
Commercial and industrial	1,411,516	1,400,924	1,003,780	0.76%	40.62%
Commercial real estate	4,000,487	4,058,066	3,132,491	(1.42)%	27.71%
Commercial construction	520,585	491,598	352,491	5.90%	47.69%
Small business	172,038	173,927	149,200	(1.09)%	15.31%
Total commercial	6,104,626	6,124,515	4,637,962	(0.32)%	31.62%
Residential real estate	1,644,758	1,655,182	801,810	(0.63)%	105.13%
Home equity - first position	644,675	656,515	647,132	(1.80)%	(0.38)%
Home equity - subordinate positions	492,434	487,984	426,829	0.91%	15.37%
Total consumer real estate	2,781,867	2,799,681	1,875,771	(0.64)%	48.31%
Other consumer	27,008	26,591	13,669	1.57%	97.59%
Total loans	8,913,501	8,950,787	6,527,402	(0.42)%	36.56%
Less: allowance for loan losses	(66,942)	(65,960)	(63,235)	1.49%	5.86%
Net loans	8,846,559	8,884,827	6,464,167	(0.43)%	36.86%
Federal Home Loan Bank stock	14,976	26,085	13,107	(42.59)%	14.26%
Bank premises and equipment, net	125,026	123,374	95,941	1.34%	30.32%
Goodwill	504,562	504,562	231,806	—%	117.67%
Other intangible assets	31,307	33,334	7,379	(6.08)%	324.27%
Cash surrender value of life insurance policies	195,883	197,292	153,186	(0.71)%	27.87%
Other assets	352,888	302,901	137,056	16.50%	157.48%
Total assets	$11,538,639	$11,603,199	$8,375,497	(0.56)%	37.77%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$2,752,150	$2,738,420	$2,337,221	0.50%	17.75%
Savings and interest checking accounts	3,199,182	3,196,639	2,621,926	0.08%	22.02%
Money market	1,904,643	1,927,797	1,353,641	(1.20)%	40.71%
Time certificates of deposit	1,470,116	1,445,059	663,451	1.73%	121.59%
Total deposits	9,326,091	9,307,915	6,976,239	0.20%	33.68%
Borrowings
Federal Home Loan Bank borrowings	70,708	277,671	50,767	(74.54)%	39.28%
Customer repurchase agreements	—	—	141,176	n/a	(100.00)%
Long-term borrowings, net	74,894	74,879	—	0.02%	100.00%
Junior subordinated debentures, net	62,848	62,847	73,078	—%	(14.00)%
Subordinated debentures, net	84,341	84,305	34,717	0.04%	142.94%
Total borrowings	292,791	499,702	299,738	(41.41)%	(2.32)%
Total deposits and borrowings	9,618,882	9,807,617	7,275,977	(1.92)%	32.20%
Other liabilities	237,433	159,579	101,215	48.79%	134.58%

Total liabilities	9,856,315	9,967,196	7,377,192	(1.11)%	33.61%
Stockholders' equity
Common stock	342	342	274	—%	24.82%
Additional paid in capital	1,033,949	1,029,594	483,222	0.42%	113.97%
Retained earnings	621,831	585,111	527,473	6.28%	17.89%
Accumulated other comprehensive income (loss), net of tax	26,202	20,956	(12,664)	25.03%	306.90%
Total stockholders' equity	1,682,324	1,636,003	998,305	2.83%	68.52%
Total liabilities and stockholders' equity	$11,538,639	$11,603,199	$8,375,497	(0.56)%	37.77%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	September 30 2019	June 30 2019	September 30 2018	Sept 2019 vs.	Sept 2019 vs.
				Jun 2019	Sept 2018
Interest income
Interest on federal funds sold and short-term investments	$680	$647	$916	5.10%	(25.76)%
Interest and dividends on securities	8,283	8,534	6,678	(2.94)%	24.03%
Interest and fees on loans	110,205	112,923	75,220	(2.41)%	46.51%
Interest on loans held for sale	456	40	61	1,040.00%	647.54%
Total interest income	119,624	122,144	82,875	(2.06)%	44.34%
Interest expense
Interest on deposits	11,846	11,178	5,251	5.98%	125.60%
Interest on borrowings	3,180	4,947	1,390	(35.72)%	128.78%
Total interest expense	15,026	16,125	6,641	(6.82)%	126.26%
Net interest income	104,598	106,019	76,234	(1.34)%	37.21%
Provision for loan losses	—	1,000	1,075	(100.00)%	(100.00)%
Net interest income after provision for loan losses	104,598	105,019	75,159	(0.40)%	39.17%
Noninterest income
Deposit account fees	5,299	5,080	4,658	4.31%	13.76%
Interchange and ATM fees	6,137	5,794	4,947	5.92%	24.05%
Investment management	7,188	7,153	6,564	0.49%	9.51%
Mortgage banking income	3,968	3,410	1,222	16.36%	224.71%
Increase in cash surrender value of life insurance policies	1,304	1,296	984	0.62%	32.52%
Gain on life insurance benefits	434	—	1,463	100.00%	(70.33)%
Loan level derivative income	2,739	932	392	193.88%	598.72%
Other noninterest income	4,747	4,983	3,034	(4.74)%	56.46%
Total noninterest income	31,816	28,648	23,264	11.06%	36.76%
Noninterest expenses
Salaries and employee benefits	39,432	38,852	31,095	1.49%	26.81%
Occupancy and equipment expenses	8,555	8,424	6,310	1.56%	35.58%
Data processing and facilities management	1,515	2,042	1,287	(25.81)%	17.72%
FDIC assessment	—	778	725	(100.00)%	(100.00)%
Merger and acquisition expense	705	24,696	2,688	(97.15)%	(73.77)%
Other noninterest expenses	17,326	18,240	13,334	(5.01)%	29.94%
Total noninterest expenses	67,533	93,032	55,439	(27.41)%	21.81%
Income before income taxes	68,881	40,635	42,984	69.51%	60.25%
Provision for income taxes	17,036	10,007	9,969	70.24%	70.89%
Net Income	$51,845	$30,628	$33,015	69.27%	57.03%

Weighted average common shares (basic)	34,361,176	34,313,492	27,537,841
Common share equivalents	39,390	41,878	63,499

Weighted average common shares (diluted)	34,400,566	34,355,370	27,601,340

Basic earnings per share	$1.51	$0.89	$1.20	69.66%	25.83%
Diluted earnings per share	$1.51	$0.89	$1.20	69.66%	25.83%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$51,845	$30,628	$33,015
Noninterest income components
Less - gain on sale of loans	951	—	—
Noninterest expense components
Add - merger and acquisition expenses	705	24,696	2,688
Noncore increases (decreases) to income before taxes	(246)	24,696	2,688
Net tax expense (benefit) associated with noncore items (1)	72	(6,560)	(756)
Noncore increases (decreases) to net income	(174)	18,136	1,932
Operating net income	$51,671	$48,764	$34,947	5.96%	47.86%

Diluted earnings per share, on an operating basis	$1.50	$1.42	$1.27	5.63%	18.11%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	4.03%	4.09%	3.94%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.78%	1.06%	1.57%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.77%	1.69%	1.66%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	12.33%	7.59%	13.19%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	12.29%	12.09%	13.96%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Nine Months Ended
			% Change
	September 30 2019	September 30 2018	Sept 2019 vs.
			Sept 2018

Interest income
Interest on federal funds sold and short-term investments	$1,753	$1,768	(0.85)%
Interest and dividends on securities	24,295	19,427	25.06%
Interest and fees on loans	306,736	214,486	43.01%
Interest on loans held for sale	527	110	379.09%
Total interest income	333,311	235,791	41.36%
Interest expense
Interest on deposits	30,052	13,773	118.20%
Interest on borrowings	10,117	4,145	144.08%
Total interest expense	40,169	17,918	124.18%
Net interest income	293,142	217,873	34.55%
Provision for loan losses	2,000	3,575	(44.06)%
Net interest income after provision for loan losses	291,142	214,298	35.86%
Noninterest income
Deposit account fees	14,785	13,640	8.39%
Interchange and ATM fees	16,447	13,889	18.42%
Investment management	21,089	19,528	7.99%
Mortgage banking income	8,184	3,130	161.47%

Increase in cash surrender value of life insurance policies	3,572	2,929	21.95%
Gain on life insurance benefits	434	1,463	(70.33)%
Loan level derivative income	4,312	1,547	178.73%
Other noninterest income	13,174	8,888	48.22%
Total noninterest income	81,997	65,014	26.12%
Noninterest expenses
Salaries and employee benefits	111,401	92,483	20.46%
Occupancy and equipment expenses	24,109	20,215	19.26%
Data processing and facilities management	4,883	3,837	27.26%
FDIC assessment	1,394	2,214	(37.04)%
Merger and acquisition expense	26,433	3,122	746.67%
Other noninterest expenses	48,656	39,707	22.54%
Total noninterest expenses	216,876	161,578	34.22%
Income before income taxes	156,263	117,734	32.73%
Provision for income taxes	38,565	26,046	48.06%
Net Income	$117,698	$91,688	28.37%

Weighted average common shares (basic)	32,283,196	27,517,210
Common share equivalents	45,416	62,596
Weighted average common shares (diluted)	32,328,612	27,579,806

Basic earnings per share	$3.65	$3.33	9.61%
Diluted earnings per share	$3.64	$3.32	9.64%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$117,698	$91,688
Noninterest income components
Less - gain on sale of loans	951	—
Noninterest expense components
Add - merger and acquisition expenses	26,433	3,122
Noncore increases (decreases) to income before taxes	25,482	3,122
Net tax expense (benefit) associated with noncore items (1)	(6,686)	(878)
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	650	—
Total tax impact	(6,036)	(878)
Noncore increases (decreases) to net income	$19,446	$2,244
Operating net income	$137,144	$93,932	46.00%

Diluted earnings per share, on an operating basis	$4.24	$3.41	24.34%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	4.08%	3.87%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.47%	1.49%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.72%	1.53%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	10.77%	12.60%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	12.55%	12.91%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	September 30 2019	June 30 2019	September 30 2018
Nonperforming loans
Commercial & industrial loans	$23,507	$24,895	$28,742
Commercial real estate loans	1,666	833	1,960
Small business loans	112	168	191
Residential real estate loans	13,088	11,762	8,076
Home equity	7,231	7,514	6,367
Other consumer	98	122	58
Total nonperforming loans	45,702	45,294	45,394
Other real estate owned	2,500	2,889	190
Total nonperforming assets	$48,202	$48,183	$45,584

Nonperforming loans/gross loans	0.51%	0.51%	0.70%
Nonperforming assets/total assets	0.42%	0.42%	0.54%
Allowance for loan losses/nonperforming loans	146.47%	145.63%	139.30%
Allowance for loan losses/total loans	0.75%	0.74%	0.97%
Delinquent loans/total loans	0.26%	0.24%	0.71%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30 2019	June 30 2019	September 30 2018

Nonperforming assets beginning balance	$48,183	$43,331	$47,357
New to nonperforming	4,946	4,801	4,984
Acquired loans	—	2,317	—
Loans charged-off	(707)	(472)	(847)
Loans paid-off	(3,041)	(3,289)	(4,932)
Loans restored to performing status	(714)	(1,266)	(921)
Acquired other real estate owned	—	2,818	—
Valuation write down	(389)	—	—
Other	(76)	(57)	(57)
Nonperforming assets ending balance	$48,202	$48,183	$45,584

	Net Charge-Offs (Recoveries)
	Three Months Ended			Nine Months Ended
	September 30 2019	June 30 2019	September 30 2018	September 30 2019	September 30 2018
Net charge-offs (recoveries)
Commercial and industrial loans	$(1,003)	$—	$110	$(1,127)	$176
Commercial real estate loans	(24)	(13)	53	(70)	15
Small business loans	64	29	101	211	208
Residential real estate loans	(140)	—	(9)	(141)	136
Home equity	(166)	53	16	(66)	133
Other consumer	287	111	126	544	315
Total net charge-offs (recoveries)	$(982)	$180	$397	$(649)	$983

Net charge-offs (recoveries) to average loans (annualized)	(0.04)%	0.01%	0.02%	(0.01)%	0.02%

	Troubled Debt Restructurings At
	September 30 2019	June 30 2019	September 30 2018
Troubled debt restructurings on accrual status	$20,182	$22,423	$24,554
Troubled debt restructurings on nonaccrual status	26,232	27,841	3,370
Total troubled debt restructurings	$46,414	$50,264	$27,924

BALANCE SHEET AND CAPITAL RATIOS
	September 30 2019	June 30 2019	September 30 2018
Gross loans/total deposits	95.58%	96.16%	93.57%
Common equity tier 1 capital ratio (1)	12.51%	12.08%	11.98%
Tier one leverage capital ratio (1)	10.86%	10.45%	10.49%
Common equity to assets ratio GAAP	14.58%	14.10%	11.92%
Tangible common equity to tangible assets ratio (2)	10.42%	9.92%	9.33%
Book value per share GAAP	$48.95	$47.67	$36.25
Tangible book value per share (2)	$33.36	$32.00	$27.56
(1) Estimated number for September 30, 2019.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$115,255	$680	2.34%	$104,157	$647	2.49%	$180,802	$916	2.01%
Securities
Securities - trading	1,947	—	—%	1,894	—	—%	1,608	—	—%
Securities - taxable investments	1,204,314	8,269	2.72%	1,240,509	8,521	2.76%	1,005,787	6,664	2.63%
Securities - nontaxable investments (1)	1,739	18	4.11%	1,739	17	3.92%	1,992	18	3.58%
Total securities	$1,208,000	$8,287	2.72%	$1,244,142	$8,538	2.75%	$1,009,387	$6,682	2.63%
Loans held for sale	102,065	456	1.77%	15,710	40	1.02%	8,340	61	2.90%
Loans
Commercial and industrial (1)	1,380,007	20,274	5.83%	1,405,693	20,960	5.98%	975,980	11,936	4.85%
Commercial real estate (1)	4,017,670	49,139	4.85%	4,091,335	50,860	4.99%	3,144,613	37,048	4.67%
Commercial construction	510,277	7,155	5.56%	460,921	7,265	6.32%	356,091	4,572	5.09%
Small business	172,942	2,626	6.02%	166,440	2,610	6.29%	147,518	2,183	5.87%
Total commercial	6,080,896	79,194	5.17%	6,124,389	81,695	5.35%	4,624,202	55,739	4.78%
Residential real estate	1,644,467	17,329	4.18%	1,746,723	17,475	4.01%	792,154	7,959	3.99%
Home equity	1,142,137	13,309	4.62%	1,146,066	13,313	4.66%	1,071,511	11,457	4.24%
Total consumer real estate	2,786,604	30,638	4.36%	2,892,789	30,788	4.27%	1,863,665	19,416	4.13%
Other consumer	30,294	627	8.21%	29,413	683	9.31%	13,040	244	7.42%
Total loans	$8,897,794	$110,459	4.93%	$9,046,591	$113,166	5.02%	$6,500,907	$75,399	4.60%
Total interest-earning assets	$10,323,114	$119,882	4.61%	$10,410,600	$122,391	4.72%	$7,699,436	$83,058	4.28%
Cash and due from banks	121,515			125,507			106,273
Federal Home Loan Bank stock	15,781			22,161			13,107
Other assets	1,119,388			1,041,346			547,296
Total assets	$11,579,798			$11,599,614			$8,366,112
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$3,157,870	$2,120	0.27%	$3,205,512	$2,175	0.27%	$2,654,157	$1,433	0.21%
Money market	1,942,932	4,220	0.86%	1,975,900	4,440	0.90%	1,373,594	2,056	0.59%
Time deposits	1,471,749	5,506	1.48%	1,375,726	4,563	1.33%	652,638	1,762	1.07%
Total interest-bearing deposits	$6,572,551	$11,846	0.72%	$6,557,138	$11,178	0.68%	$4,680,389	$5,251	0.45%
Borrowings
Federal Home Loan Bank borrowings	156,054	945	2.40%	372,260	2,373	2.56%	50,770	248	1.94%
Customer repurchase agreements	—	—	—%	—	—	—%	148,575	75	0.20%
Line of Credit	—	—	—%	8,636	83	3.85%	—	—	—%
Long-term borrowings	74,885	684	3.62%	74,932	745	3.99%	—	—	—%
Junior subordinated debentures	62,848	506	3.19%	71,508	701	3.93%	73,077	640	3.47%
Subordinated debentures	84,319	1,045	4.92%	84,294	1,045	4.97%	34,711	427	4.88%
Total borrowings	$378,106	$3,180	3.34%	$611,630	$4,947	3.24%	$307,133	$1,390	1.80%
Total interest-bearing liabilities	$6,950,657	$15,026	0.86%	$7,168,768	$16,125	0.90%	$4,987,522	$6,641	0.53%
Noninterest-bearing demand deposits	2,753,596			2,641,470			2,300,943
Other liabilities	207,924			171,703			84,442
Total liabilities	$9,912,177			$9,981,941			$7,372,907

Stockholders' equity	1,667,621			1,617,673			993,205
Total liabilities and stockholders' equity	$11,579,798			$11,599,614			$8,366,112

Net interest income		$104,856			$106,266			$76,417

Interest rate spread (2)			3.75%			3.82%			3.75%

Net interest margin (3)			4.03%			4.09%			3.94%

Supplemental Information
Total deposits, including demand deposits	$9,326,147	$11,846		$9,198,608	$11,178		$6,981,332	$5,251
Cost of total deposits			0.50%			0.49%			0.30%
Total funding liabilities, including demand deposits	$9,704,253	$15,026		$9,810,238	$16,125		$7,288,465	$6,641
Cost of total funding liabilities			0.61%			0.66%			0.36%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $258,000, $247,000, and $183,000 for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2019			September 30, 2018
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$96,305	$1,753	2.43%	$128,646	$1,768	1.84%
Securities
Securities - trading	1,820	—	—%	1,547	—	—%
Securities - taxable investments	1,176,961	24,255	2.76%	988,885	19,381	2.62%
Securities - nontaxable investments (1)	1,739	52	4.00%	2,152	58	3.60%
Total securities	$1,180,520	$24,307	2.75%	$992,584	$19,439	2.62%
Loans held for sale	40,768	527	1.73%	5,291	110	2.78%
Loans
Commercial and industrial (1)	1,300,815	55,674	5.72%	933,163	32,667	4.68%
Commercial real estate (1)	3,785,964	139,229	4.92%	3,115,076	105,511	4.53%
Commercial construction	453,097	20,037	5.91%	390,061	14,499	4.97%
Small business	168,280	7,720	6.13%	139,523	6,053	5.80%
Total commercial	5,708,156	222,660	5.22%	4,577,823	158,730	4.64%
Residential real estate	1,442,007	44,351	4.11%	772,663	23,121	4.00%
Home equity	1,125,144	38,797	4.61%	1,061,280	32,492	4.09%
Total consumer real estate	2,567,151	83,148	4.33%	1,833,943	55,613	4.05%
Other consumer	25,317	1,623	8.57%	11,340	669	7.89%
Total loans	$8,300,624	$307,431	4.95%	$6,423,106	$215,012	4.48%
Total interest-earning assets	$9,618,217	$334,018	4.64%	$7,549,627	$236,329	4.19%
Cash and due from banks	117,465			101,642
Federal Home Loan Bank stock	16,561			13,174
Other assets	927,837			546,276
Total assets	$10,680,080			$8,210,719
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$3,085,974	$6,249	0.27%	$2,632,311	$3,819	0.19%
Money market	1,796,081	11,379	0.85%	1,357,488	5,087	0.50%
Time deposits	1,190,950	12,424	1.39%	646,055	4,867	1.01%
Total interest-bearing deposits	$6,073,005	$30,052	0.66%	$4,635,854	$13,773	0.40%
Borrowings
Federal Home Loan Bank borrowings	213,896	4,028	2.52%	62,055	803	1.73%
Customer repurchase agreements	—	—	—%	149,174	205	0.18%
Line of Credit	3,595	104	3.87%	—	—	—%
Long-term borrowings	51,327	1,461	3.81%	—	—	—%
Junior subordinated debentures	69,176	1,891	3.65%	73,076	1,855	3.39%
Subordinated debentures	71,242	2,633	4.94%	34,699	1,282	4.94%
Total borrowings	$409,236	$10,117	3.31%	$319,004	$4,145	1.74%
Total interest-bearing liabilities	$6,482,241	$40,169	0.83%	$4,954,858	$17,918	0.48%
Noninterest-bearing demand deposits	2,572,357			2,202,305

Other liabilities	164,783			80,964
Total liabilities	$9,219,381			$7,238,127
Stockholders' equity	1,460,699			972,592
Total liabilities and stockholders' equity	$10,680,080			$8,210,719

Net interest income		$293,849			$218,411

Interest rate spread (2)			3.81%			3.71%

Net interest margin (3)			4.08%			3.87%

Supplemental Information
Total deposits, including demand deposits	$8,645,362	$30,052		$6,838,159	$13,773
Cost of total deposits			0.46%			0.27%
Total funding liabilities, including demand deposits	$9,054,598	$40,169		$7,157,163	$17,918
Cost of total funding liabilities			0.59%			0.33%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $707,000 and $538,000 for the nine months ended September 30, 2019 and 2018, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)

	Year-over-Year
	September 30 2019	September 30 2018	MNB Balances Acquired	BHB Balances Acquired	Loans Sold (1)	Organic Growth/(Decline)	Organic Growth/(Decline)%
Loans
Commercial and industrial	$1,411,516	$1,003,780	$44,929	$259,592	$—	$103,215	10.28%
Commercial real estate	4,000,487	3,132,491	112,922	838,018	—	(82,944)	(2.65)%
Commercial construction	520,585	352,491	16,497	78,609	—	72,988	20.71%
Small business	172,038	149,200	12,589	13,851	—	(3,602)	(2.41)%
Total commercial	6,104,626	4,637,962	186,937	1,190,070	—	89,657	1.93%
Residential real estate	1,644,758	801,810	95,705	807,154	67,170	7,259	0.91%
Home equity	1,137,109	1,073,961	7,692	64,299	—	(8,843)	(0.82)%
Total consumer real estate	2,781,867	1,875,771	103,397	871,453	67,170	(1,584)	(0.08)%
Total other consumer	27,008	13,669	3,164	12,191	—	(2,016)	(14.75)%
Total loans	$8,913,501	$6,527,402	$293,498	$2,073,714	$67,170	$86,057	1.32%

Deposits
Demand deposits	$2,752,150	$2,337,221	$77,786	$301,276	$—	$35,867	1.53%
Savings and interest checking accounts	3,199,182	2,621,926	58,441	351,554	—	167,261	6.38%
Money market	1,904,643	1,353,641	73,645	543,842	—	(66,485)	(4.91)%
Time certificates of deposit	1,470,116	663,451	68,332	733,764	—	4,569	0.69%
Total deposits	$9,326,091	$6,976,239	$278,204	$1,930,436	$—	$141,212	2.02%

(1)
During the third quarter of 2019, the Company sold $67.2 million of residential mortgage loans, primarily comprised of acquired BHB loans. The table above adjusts for the amounts sold to arrive at the organic growth/(decline) prior to the sale.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share at the dates indicated:

	September 30 2019	June 30 2019	September 30 2018
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$1,682,324	$1,636,003	$998,305	(a)
Less: Goodwill and other intangibles	535,869	537,896	239,185
Tangible common equity	$1,146,455	$1,098,107	$759,120	(b)
Tangible assets
Assets (GAAP)	$11,538,639	$11,603,199	$8,375,498	(c)
Less: Goodwill and other intangibles	535,869	537,896	239,185
Tangible assets	$11,002,770	$11,065,303	$8,136,313	(d)

Common Shares	34,366,781	34,321,061	27,540,843	(e)

Common equity to assets ratio (GAAP)	14.58%	14.10%	11.92%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.42%	9.92%	9.33%	(b/d)
Book value per share (GAAP)	$48.95	$47.67	$36.25	(a/e)
Tangible book value per share (Non-GAAP)	$33.36	$32.00	$27.56	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30 2019	June 30 2019	September 30 2018	September 30 2019	September 30 2018
Net interest income (GAAP)	$104,598	$106,019	$76,234	$293,142	$217,873	(a)

Noninterest income (GAAP)	$31,816	$28,648	$23,264	$81,997	$65,014	(b)
Less:
Gain on sale of loans	951	—	—	951	—
Noninterest income on an operating basis (Non-GAAP)	$30,865	$28,648	$23,264	$81,046	$65,014	(c)

Noninterest expense (GAAP)	$67,533	$93,032	$55,439	$216,876	$161,578	(d)
Less:
Merger and acquisition expense	705	24,696	2,688	26,433	3,122
Noninterest expense on an operating basis (Non-GAAP)	$66,828	$68,336	$52,751	$190,443	$158,456	(e)

Total revenue (GAAP)	$136,414	$134,667	$99,498	$375,139	$282,887	(a+b)
Total operating revenue (Non-GAAP)	$135,463	$134,667	$99,498	$374,188	$282,887	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	23.32%	21.27%	23.38%	21.86%	22.98%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	22.78%	21.27%	23.38%	21.66%	22.98%	(c/(a+c))
Efficiency ratio (GAAP based)	49.51%	69.08%	55.72%	57.81%	57.12%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	49.33%	50.74%	53.02%	50.90%	56.01%	(e/(a+c))